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                                  Exhibit 21.1
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                     Subsidiaries of Alltrista Corporation



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                                                                    Exhibit 21.1
                     ALLTRISTA CORPORATION AND SUBSIDIARIES
                     SUBSIDIARIES OF ALLTRISTA CORPORATION
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Company                                   Shareholder                               State of Incorporation/Organization
-------                                   -----------                               -----------------------------------

Bernardin Ltd.                            Alltrista Limited                                       Canada

Alltrista Limited                         Alltrista Corporation                                   Canada

Alltrista Kft.                            Alltrista Corporation                                  Hungary

Alltrista Newco Corporation               Alltrista Corporation                                  Indiana

Quoin Corporation                         Alltrista Corporation                                  Delaware

Hearthmark, Inc.*                         Quoin Corporation                                      Indiana

Alltrista Plastics Corporation**          Quoin Corporation                                      Indiana

TriEnda Corporation***                    Quoin Corporation                                      Indiana

Alltrista Zinc Products, L.P.****         Quoin Corporation (LP 99%)                             Indiana
                                          Alltrista Newco Corporation (GP 1%)

Microlin, LLC                             Alltrista Zinc Products, L.P. (51%)                    Indiana

*       (DBA) Alltrista Consumer Products Company
**      (DBA) Alltrista Triangle Plastics
              Alltrista Industrial Plastics Company
              Alltrista Unimark Plastics Company
***     (DBA) Alltrista TriEnda Corporation
****    (DBA) Alltrista Zinc Products Company